SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 10, 2005

Date of Report (Date of earliest event reported)

GOODRICH PETROLEUM CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-7940	76-0466193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

808 Travis Street, Suite 1320

Houston, Texas 77002

(Address of principal executive offices)

(713) 780-9494

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Goodrich Petroleum Corporation (the “Company”) issued a press release on February 10, 2005 announcing that the Company has entered into an additional $15 million of financing (the “Development Tranche”) within its senior bank credit facility, to be used to further develop its Cotton Valley acreage in East Texas and Northwest Louisiana. Closing and initial funding of the Development Tranche is anticipated to occur in approximately two weeks. A copy of the press release is attached hereto as Exhibit 99.1 and the portion thereof related to the Development Tranche is incorporated by reference into this Item 1.01.

Item 9.01. Financial Statements and Other Exhibits

(c) Exhibits

Exhibit No.	Description
99.1	Press release issued February 10, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION

Date: February 15, 2005	By:	/s/ D. Hughes Watler, Jr.
D. Hughes Watler, Jr.
Senior Vice President & Chief Financial Officer